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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 8, 2000, relating to the combined financial statements and financial statement schedule of Agere Systems Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
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Florham Park, New Jersey
December 8, 2000